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Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
VOLCANO HOLDCO 2 LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

          1.     The name of the limited liability company is Volcano Holdco 2 LLC (the "Company").

          2.     The Certificate of Formation of the Company is hereby amended to change the name of the Company to Huntsman Advanced Materials LLC.

          3.     Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

            "1.   The name of the limited liability company is Huntsman Advanced Materials LLC."

          4.     This Certificate of Amendment shall be effective as of June 18, 2003.

        IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 18th day of June, 2003.

VOLCANO HOLDCO 1 LLC (Member)
By:	/s/ ROBERT H. WEISS
	Name:	Robert H. Weiss
	Title:	Authorized Person

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CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF VOLCANO HOLDCO 2 LLC